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                                  AMENDMENT TO

                          COMPLIANCE SERVICES AGREEMENT

     This Amendment, dated as of December 12, 2005 (the "Amendment"), amends the Compliance Services Agreement (as amended to date, the "Agreement") dated as of June 22, 2004, between HSBC Investor Funds Trust, HSBC Advisor Funds Trust, and HSBC Investor Portfolios, (each, a "Trust," and collectively, the "Trust"), and BISYS Fund Services Ohio, Inc. ("BISYS").

     WHEREAS, pursuant to the Agreement, BISYS performs certain services for the Trust;

     WHEREAS, the parties wish to extend the term of the Agreement and increase the annual fee payable under the Agreement.

     NOW THEREFORE, BISYS and the Trust, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1.   Term.

     Section 5(a) of the Agreement is deleted and replaced with the following new Section 5(a):

     "(a) The compliance services to be rendered by BISYS under this Agreement (the "Compliance Services") shall commence upon the date of this Agreement and shall continue in effect until December 31, 2006, unless earlier terminated pursuant to the terms of this Agreement. During such term, the Compliance Services may be terminated upon 30 days notice in the event there is "cause," as defined in the Sub-Administration Agreement, or by providing the other party with 90 days written notice of termination."

     2.   Fees.

     Schedule A of the Agreement is amended by increasing the annual fee set forth on Schedule A from $200,000 to $240,000.

     3.   Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.




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          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          (c) Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                    * * * * *


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     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this
Amendment as of the date set forth above.

                                        BISYS Fund Services Ohio, Inc.


                                        By:
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President


                                        HSBC Investor Funds Trust


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        HSBC Advisor Funds Trust


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        HSBC Investor Portfolios


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


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